Exhibit 5.1

March 29, 2012

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Re:	Lincoln National Corporation – 4.20% Senior Notes Due 2022

Ladies and Gentlemen:

I am Vice President and Senior Counsel of Lincoln National Corporation, an Indiana corporation (the “Company”). I refer to the Underwriting Agreement, dated March 26, 2012 (the “Underwriting Agreement”), between the Company and you (the “Underwriters”), pursuant to the terms of which the Company will sell to the Underwriters an aggregate of $300,000,000 principal amount of the Company’s 4.20% Senior Notes due 2022 (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of March 10, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented pursuant to the resolutions dated August 10, 2011 and November 9, 2011 of the Board of Directors of the Company, March 22, 2012 of the Company’s Chief Executive Officer and March 26, 2012 of the Company’s Chief Financial Officer (collectively, the “Resolutions”).

This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection therewith, I have examined (a) the Registration Statement on Form S-3 (File No. 333-178946) filed by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating, in part, to the registration of the Securities, as it became effective under the Act on January 9, 2012 (such Registration Statement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3 (including without limitation the Form 8-K to be filed by the Company with the Commission on

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

March 29, 2012), but excluding the Forms T-1 filed therewith (the “Forms T-1”), being hereinafter referred to as the “Registration Statement”), (b) the prospectus of the Company dated January 9, 2012 (the “Basic Prospectus”), as supplemented by the prospectus supplement, dated March 26, 2012, relating to the Securities, as filed in final form with the Commission on March 27, 2012 pursuant to Rule 424(b)(5) under the Act (such Basic Prospectus and prospectus supplement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3 (including without limitation the Form 8-K to be filed by the Company with the Commission on March 29, 2011), but excluding the Forms T-1, being hereinafter referred to as the “Prospectus”), (c) the free writing prospectus relating to the Securities, dated March 26, 2012 and filed with the Commission pursuant to Rule 433 under the Act (such free writing prospectus together with the Prospectus in preliminary form as filed with the Commission on March 26, 2012, including all documents incorporated by reference therein through the Applicable Time, but excluding the Forms T-1, being hereinafter referred to as the “Time of Sale Prospectus”), (d) the Underwriting Agreement, (e) the Indenture, (f) the Resolutions and (g) a copy of the global security representing the Securities.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and its subsidiaries, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

(i) The Company and each Significant Subsidiary of the Company has been duly incorporated and is a duly existing corporation under the laws of its respective state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and neither the Company nor any such subsidiary is required to be qualified to do business as a foreign corporation in any other jurisdiction in which failure to so qualify would have a Material Adverse Effect;

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

(ii) (A) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(iii) The Securities have been duly authorized, executed, authenticated, issued and delivered;

(iv) The Securities constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture; and the Securities conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

(vi) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Underwriting Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which, to my knowledge, the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

(vii) The descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of legal and governmental proceedings and contracts and other documents and the descriptions of statutes in the section captioned “Regulatory” (or similar) caption in item 1 of the Company’s most recently filed Form 10-K are accurate in all material respects and fairly present the information required to be shown; no legal or governmental proceedings are required to be described in the Time of Sale Prospectus and the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that I need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(viii) The Indenture and the Underwriting Agreement have been duly authorized, executed and delivered by the Company; and

(ix) Except as described in the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding pending, nor to the best of my knowledge, is there any action, suit or proceeding threatened, which might reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement.

I advise you that although I have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and have made no independent check or verification thereof (except for those referred to in paragraph (v) above), no facts have come to my attention that have caused me to believe that (i) each part of the Registration Statement, when such part became effective as prescribed by Rule 430B(f)(2) of the Act (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and other than the exhibits to the Registration Statement, including the Forms T-1, as to which I express no opinion or belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and other than the exhibits to the Registration Statement, including the Forms T-1, as to which I express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

(iii) as of its date and the date hereof, the Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom and other than the exhibits to the Registration Statement, including the Forms T-1, as to which I express no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.	My opinions herein reflect only the application of applicable laws of the State of Indiana and the federal laws of the United States of America. Solely for the purposes of rendering the opinion in (iii) above, I have relied, as to matters of New York law, on the opinion of Wachtell Lipton Rosen & Katz furnished pursuant to Section 5(c) of the Underwriting Agreement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.	My opinion set forth in (iii) above is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

c.

My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness,

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.	I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Indenture (including the provisions of the Resolutions which supplement the Indenture), which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.	I express no opinion as to the enforceability of any provision in the Indenture (including the provisions of the Resolutions which supplement the Indenture) purporting or attempting to modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

This letter is being furnished in connection with the transactions contemplated by the Underwriting Agreement, is solely for the benefit of the Underwriters and may not be delivered to or relied upon in any manner by any other person or entity, including, without limitation, any person purchasing Securities from the Underwriters or for any other purpose (except that Sullivan & Cromwell LLP may rely on this letter for purposes of the legal opinions to be delivered to the Underwriters pursuant to Section 5(d) of the Underwriting Agreement; Wachtell Lipton Rosen & Katz may rely on this letter for purposes of the legal opinions to be delivered to the Underwriters pursuant to Section 5(c) of the Underwriting Agreement, the legal opinions to be delivered to the Trustee pursuant to the Indenture, and the legal opinion to be filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K; and the Trustee may rely upon the opinions in numbered paragraphs (i), (iii), (iv) and (viii) above), without my express written consent.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

March 29, 2012

Very truly yours,

/s/ Marcie J. Weber

Vice President and

Senior Counsel

OPINION OF MARCIE J. WEBER PURSUANT TO THE UNDERWRITING AGREEMENT (SENIOR DEBT)